EXHIBIT 99.1
Lennox International reports record second quarter sales, net income and earnings per share; reaffirms full-year earnings guidance
     (DALLAS, TX – July 27, 2006) — Lennox International Inc. (NYSE:LII) today announced record second quarter net income of $64 million, or $0.85 diluted earnings per share (EPS). This compares very favorably with $41 million in net income, or $0.59 diluted EPS, in the second quarter of 2005. Total company sales increased 15% to a record $1 billion.
     Adjusted income from continuing operations, a non-GAAP measure, was $54 million or $0.72 per diluted share, compared with $39 million or $0.56 per diluted share in the second quarter for 2005. A reconciliation of this measure to U.S. GAAP is provided in the attached table.
     “We are very pleased with our record results in the second quarter,” said Bob Schjerven, chief executive officer. “Favorable cooling season weather supported our residential businesses, while domestic and international demand for commercial equipment continues to improve. Our new lines of 13 and higher SEER cooling equipment have been well received by our customers, and we were well-positioned to meet their needs. The futures contracts we had in place and the price increases we implemented in response to rising commodities costs allowed us to cover those increases in the quarter. Our strong balance sheet is allowing us to continue to invest in our core businesses for continued growth.”
     Second quarter results reflect a pre-tax gain of $27 million, which includes $23 million in gains on futures contracts for copper and aluminum that settled in the quarter, as these contracts were marked to higher market prices for copper and aluminum. The remaining $4 million represents net unrealized gains on open futures contracts and reflects the expectation of higher commodity prices that will be realized when those contracts settle. In addition, the company incurred pre-tax restructuring charges of $2 million, relating to the consolidation of operations into South Carolina, as well as a non-recurring $9 million benefit from the reversal of a valuation allowance on deferred tax assets, offset by other related charges.
     In line with expectations, the company generated $14 million in cash from operations in the second quarter and invested $17 million in capital expenditures, resulting in a free cash outflow of $3 million. Total debt at June 30, 2006 was $136 million, down from $275 million from the same time a year ago. Debt-to-total capital ratio was 14%, a dramatic improvement over 35% a year ago. The company used $46 million to repurchase 1.5 million shares of its common stock in the second quarter.
     “We had very solid results in the first half of 2006 and are reaffirming our expectation of full-year diluted earnings per share in the range of $2.00 to $2.10,” Schjerven said. “This range assumes gains and other positive non-operating items during the year offset restructuring charges for the South Carolina consolidation project. Also, based on our performance in the first half, we now expect revenue growth of approximately 10% in each of our equipment businesses and mid-single digit top-line growth for our Service Experts business segment.”
Business segment highlights
     The following business segment results reflect market prices for commodities in cost of goods sold with the benefit from futures contracts related gains recorded in gains, losses and other expenses.
     Heating & Cooling: LII’s Residential Heating & Cooling revenue rose 24% to $539 million. Adjusting for fluctuations in exchange rates, sales increased 23%. Segment profit of $52.4 million was down slightly from $55.7 million last year. Higher volume, mix benefits and improved pricing were offset by higher input costs and $6 million in additional warranty expense for a heating product no longer in production. Thirteen and higher SEER products accounted for 98% of cooling equipment sales.

     Commercial Heating & Cooling revenue rose 6% to $181 million, an increase of 5% when adjusted for currency fluctuations, driven by North American growth. The segment added 19 new national accounts so far this year, and has increased replacement sales through regional distribution centers. Segment operating profit declined slightly to $14.1 million from $14.7 million in 2005. Higher commodity and freight costs more than offset volume and price improvement. Despite a sales decline in Europe, profitability in that region improved, driven by product mix benefits.
     Service Experts: Benefiting from a good start to the cooling season, segment sales increased 6%, or 4% when adjusted for currency fluctuations, to $178 million. Segment profit was $9.5 million, an increase of 3% from the prior year. Higher volumes and vendor rebates offset lower margins, higher advertising and promotion charges, and higher fuel costs.
     Refrigeration: Revenue rose 11% and was not meaningfully impacted by foreign exchange. The segment’s domestic business performed well in the quarter, with strong sales increases to supermarket, OEM, and cold storage customers. Segment profit increased to $10.6 million from $9.5 million last year, driven by higher volumes in domestic and European markets.
     A conference call to discuss the company’s second quarter 2006 results will be held on Thursday, July 27 at 9:30 a.m.(CDT). All interested parties are invited to listen as Bob Schjerven, CEO, and Sue Carter, CFO, comment on the company’s operating results. To listen, please call the conference call line at 651-291-0900 ten minutes prior to the scheduled start time and use reservation number 835874. The number of connections for this call is limited. The conference call will also be webcast live on the company’s web site at http://www.lennoxinternational.com. If you are unable to participate in this conference call, a replay will be available from 3:00 p.m. July 27 through August 3, 2006 by dialing 800-475-6701, access code 835874. This call will also be archived on the company’s web site.
     Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, ventilation, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, vice president, investor relations, at 972-497-6670.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. A list of these risks and uncertainties – which includes the impact of higher raw material prices, the company’s ability to implement price increases for products and services, the impact of unfavorable weather on demand for the company’s products and services, a decline in new construction activity on the demand for the company’s products and services, and the potential impact on operations related to implementation of the new NAECA efficiency standards – is included in the company’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Six Months Ended June 30, 2006 and 2005
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
NET SALES	$1,002.0	$867.8	$1,801.5	$1,568.1
COST OF GOODS SOLD	686.2	576.6	1,232.3	1,057.1

Gross Profit	315.8	291.2	569.2	511.0
OPERATING EXPENSES:
Selling, general and administrative expense	250.6	224.9	480.7	429.2
(Gains), losses and other expenses, net	(27.2)	(6.0)	(45.3)	(17.5)
Restructuring charge	2.3	2.2	8.6	2.2

Operational income from continuing operations	90.1	70.1	125.2	97.1
INTEREST EXPENSE, net	1.8	4.6	2.4	10.1
OTHER EXPENSE (INCOME), net	—	(0.6)	1.0	(0.5)

Income from continuing operations before income taxes	88.3	66.1	121.8	87.5
PROVISION FOR INCOME TAXES	24.3	24.6	36.8	32.4

Income from continuing operations	64.0	41.5	85.0	55.1

DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations	—	0.2	—	1.8
Income tax benefit	—	—	—	(0.4)
Loss on disposal of discontinued operations	—	—	—	0.1
Income tax benefit	—	—	—	(0.2)

Loss from discontinued operations	—	0.2	—	1.3

Net income	$64.0	$41.3	$85.0	$53.8

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.90	$0.67	$1.19	$0.89
Diluted	$0.85	$0.59	$1.13	$0.80

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$—	$—	$(0.02)
Diluted	$—	$—	$—	$(0.02)

NET INCOME PER SHARE:
Basic	$0.90	$0.67	$1.19	$0.87
Diluted	$0.85	$0.59	$1.13	$0.78

AVERAGE SHARES OUTSTANDING:
Basic	71.5	62.0	71.4	61.7
Diluted	75.2	72.8	75.4	72.5

CASH DIVIDENDS DECLARED PER SHARE	$0.11	$0.10	$0.22	$0.20

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Six Months Ended June 30, 2006 and 2005
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net Sales
Residential	$539.2	$434.7	$955.6	$777.4
Commercial	181.1	171.2	314.0	297.4

Heating and Cooling	720.3	605.9	1,269.6	1,074.8
Service Experts	177.8	167.8	318.8	303.7
Refrigeration	129.9	116.9	255.7	228.8
Eliminations	(26.0)	(22.8)	(42.6)	(39.2)

	$1,002.0	$867.8	$1,801.5	$1,568.1

Segment Profit (Loss) (A)
Residential	$52.4	$55.7	$89.2	$84.1
Commercial	14.1	14.7	20.0	19.1

Heating and Cooling	66.5	70.4	109.2	103.2
Service Experts	9.5	9.2	3.3	2.9
Refrigeration	10.6	9.5	21.4	17.9
Corporate and other	(21.0)	(22.9)	(45.1)	(42.2)
Eliminations	(0.4)	0.1	(0.3)	—

Segment Profit	65.2	66.3	88.5	81.8
Reconciliation to income (loss) from continuing operations before income taxes:
(Gains), losses and other expenses, net	(27.2)	(6.0)	(45.3)	(17.5)
Restructuring charge	2.3	2.2	8.6	2.2
Interest expense, net	1.8	4.6	2.4	10.1
Other expense (income), net	—	(0.6)	1.0	(0.5)

	$88.3	$66.1	$121.8	$87.5

(A)	Segment profit (loss) is based upon income (loss) from continuing operations before income taxes included in the accompanying consolidated statements of operations excluding Restructurings, (Gains), losses and other expenses, net, Interest expense, net and Other expense, net.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2006 and December 31, 2005
(In millions, except share and per share data)
ASSETS

	June 30,	December 31,
	2006	2005
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$100.1	$213.5
Accounts and notes receivable, net	611.0	508.4
Inventories	348.4	242.4
Deferred income taxes	18.5	20.3
Other assets	76.3	62.6

Total current assets	1,154.3	1,047.2
PROPERTY, PLANT AND EQUIPMENT, net	269.3	255.7
GOODWILL	232.4	223.9
DEFERRED INCOME TAXES	87.1	71.9
OTHER ASSETS	145.1	138.9

TOTAL ASSETS	$1,888.2	$1,737.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$4.1	$1.2
Current maturities of long-term debt	11.3	11.3
Accounts payable	353.3	296.8
Accrued expenses	309.9	321.7
Income taxes payable	43.0	24.8
Liabilities held for sale	—	0.7

Total current liabilities	721.6	656.5
LONG-TERM DEBT	121.0	108.0
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	16.1	15.1
PENSIONS	82.3	80.8
OTHER LIABILITIES	89.5	82.8

Total liabilities	1,030.5	943.2

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 76,315,001 shares and 74,671,494 shares issued for 2006 and 2005 respectively	0.8	0.7
Additional paid-in capital	686.2	649.3
Retained earnings	260.3	191.0
Accumulated other comprehensive income	15.7	0.4
Treasury stock, at cost, 5,517,535 shares and 3,635,947 shares for 2006 and 2005 respectively	(105.3)	(47.0)

Total stockholders’ equity	857.7	794.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,888.2	$1,737.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of net income to adjusted income from continuing operations

	For the Three Months Ended June 30,
	2006	EPS	2005	EPS
Net income, as reported	$64.0	$0.85	$41.3	$0.59
Loss from discontinued operations	—	—	0.2	—

Income from continuing operations	64.0	0.85	41.5	0.59
(Gains), losses and other expenses, net of income tax[1]	(16.9)	(0.22)	(5.3)	(0.07)
Realized gains on settled futures contracts, net of income tax[1]	14.3	0.19	1.8	0.02
Restructuring charge, net of income tax	1.5	0.02	1.4	0.02
Reversal of valuation allowance on deferred tax assets, offset by other related charges	(9.1)	(0.12)	—	—

Adjusted income from continuing operations	$53.8	$0.72	$39.4	$0.56

Note: Management uses adjusted income from continuing operations, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze year-over-year changes in operating income with and without the effects of certain (gains), losses and other expenses, net, restructuring charge and the reversal of valuation allowance on deferred tax assets, offset by other related charges. Management believes that excluding these effects is helpful in assessing the overall performance of the Company.

1 (Gains), losses and other expenses, net include the following:

	For the Three Months Ended June 30, 2006
	Pre-tax		After-tax
	Gain	Tax Provision	Loss
Realized gains on settled futures contracts	$(22.9)	$8.6	$(14.3)
Unrealized gains on open futures contracts	(4.3)	1.7	(2.6)

(Gains), losses and other expenses, net	$(27.2)	$10.3	$(16.9)

	For the Three Months Ended June 30, 2005
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(2.8)	$1.0	$(1.8)
Unrealized gains on open futures contracts	5.5	(2.0)	3.5
Gain on sale of LII’s 45% interest in its heat transfer joint venture to Outokumpu	(9.3)	2.3	(7.0)
Estimated on-going remediation costs in conjunction with the joint remediation agreement LII entered into with Outokumpu	2.2	(0.8)	1.4
Other items, net	(1.6)	0.2	(1.4)

(Gains), losses and other expenses, net	$(6.0)	$0.7	$(5.3)

	For the Six Months Ended June 30,
	2006	EPS	2005	EPS
Net income, as reported	$85.0	$1.13	$53.8	$0.78
Loss from discontinued operations	—	—	1.3	0.02

Income from continuing operations	85.0	1.13	55.1	0.80
(Gains), losses and other expenses, net of income tax[2]	(28.3)	(0.38)	(12.7)	(0.17)
Realized gains on settled futures contracts, net of income tax[2]	20.0	0.27	3.1	0.04
Restructuring charge, net of income tax	5.6	0.07	1.4	0.02
Reversal of valuation allowance on deferred tax assets, offset by other related charges	(9.1)	(0.12)	—	—

Adjusted income from continuing operations	$73.2	$0.97	$46.9	$0.69

2 (Gains), losses and other expenses, net include the following:

	For the Six Months Ended June 30, 2006
	Pre-tax
	(Gain) Loss	Tax Provision	After-tax Gain
Realized gains on settled futures contracts	$(32.0)	$12.0	$(20.0)
Net unrealized gains on open futures contracts	(13.4)	5.0	(8.4)
Other items, net	0.1	—	0.1

(Gains), losses and other expenses, net	$(45.3)	$17.0	$(28.3)

	For the Six Months Ended June 30, 2005
	Pre-tax	Tax (Benefit)	After-tax
	(Gain) Loss	Provision	(Gain) Loss
Realized gains on settled futures contracts	$(4.8)	$1.7	$(3.1)
Unrealized gains on open futures contracts	(4.0)	1.4	(2.6)
Gain on sale of LII’s 45% interest in its heat transfer joint venture to Outokumpu	(9.3)	2.3	(7.0)
Estimated on-going remediation costs in conjunction with the joint remediation agreement LII entered into with Outokumpu	2.2	(0.8)	1.4
Other items, net	(1.6)	0.2	(1.4)

(Gains), losses and other expenses, net	$(17.5)	$4.8	$(12.7)

Free Cash Flow

	For the Three Months	For the Six Months
	Ended	Ended
	June 30, 2006	June 30, 2006
Net cash provided by (used in) operating activities	$13.8	$(36.5)
Purchase of property, plant and equipment	(16.5)	(31.4)

Free cash flow	$(2.7)	$(67.9)

Operational Working Capital — Continuing Operations

		June 30,		June 30,
		2006		2005
	June 30,	Trailing	June 30,	Trailing
	2006	12 Mo. Avg.	2005	12 Mo. Avg.
Accounts and Notes Receivable, Net	$611.0		$541.6
Allowance for Doubtful Accounts	18.4		19.5

Accounts and Notes Receivable, Gross	629.4	$552.4	561.1	$503.3

Inventories	348.4		257.5
Excess of current Cost Over Last-in, First-out	58.7		57.4

Inventories as Adjusted	407.1	351.8	314.9	327.3

Accounts Payable	(353.3)	(323.1)	(294.7)	(260.3)

Operating Working Capital (a)	683.2	581.1	581.3	570.3

Net Sales, Trailing Twelve Months (b)	3,599.6	3,599.6	3,081.4	3,081.4

Operational Working Capital Ratio (a/b)	19.0%	16.1%	18.9%	18.5%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.